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EXHIBIT 23









                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-32599 and No. 333-74611) of Commercial Bancshares, Inc. of our report dated January 22, 1999 relating to the consolidated balance sheets of Commercial Bancshares, Inc. as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for the years then ended, which report is included in this Annual Report on Form 10-KSB of Commercial Bancshares, Inc. for the year ended December 31, 1998.



                                         /s/ Crowe, Chizek And Company LLP
                                         ---------------------------------
                                         Crowe, Chizek and Company LLP

Columbus, Ohio
March 26, 1999


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